Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial and Operating Information” and “Experts” in the Amendment No. 1 to the Registration Statement (Form F-4) and related prospectus of América Móvil, S.A. de C.V. and Radiomóvil Dipsa, S.A. de C.V., as guarantor for the registration of U.S.$300,000,000 aggregate principal amount of floating rate Senior Notes due 2007, and to the incorporation by reference therein of our report dated February 23, 2004, except for Note 23, as to which the date is March 16, 2004, with respect to the consolidated financial statements of América Móvil, S.A. de C.V., included in its Annual Report on Form-20-F/A (Amendment No. 1) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Mancera, S.C. A Member Practice of Ernst & Young Global

/s/ Francisco Alvarez del Campo
C.P.C. Francisco Alvarez del Campo

Mexico City, Mexico

September 22, 2004